EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

SEACOAST BANKING CORPORATION OF FLORIDA

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Seacoast Banking Corporation of Florida (“Company”) Quarterly Report on Form 10-Q/A for the period ended September 30, 2006 (“Report”), I, Dennis S. Hudson, III , President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive Officer

A signed original of this written statement required by § 906 of The Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by § 906 of The Sarbanes-Oxley Act of 2002, has been provided to the Seacoast Banking Corporation of Florida and will be retained by Seacoast Banking Corporation of Florida and furnished to the Securities and Exchange Commission or its staff upon request.